RESTATED REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT


THIS AGREEMENT, made as of the 30th day of June, 1995, by and between FIRST TEAM SPORTS, INC., a Minnesota corporation (the "Borrower"), and MARQUETTE CAPITAL BANK, a Minnesota banking association with its main banking house located in Minneapolis, Minnesota ("Marquette") and, in its capacity as agent for the "Banks" (hereinafter defined) (the "Agent"), LASALLE NATIONAL BANK, a national banking association ("LaSalle") and FIRSTAR BANK MILWAUKEE, N.A., a national banking association ("Firstar") (Marquette, LaSalle and Firstar are sometimes referred to herein collectively as the "Banks").

                              W I T N E S S E T H:

WHEREAS, the Borrower and the Banks entered into that certain Restated Revolving Credit and Term Loan Agreement dated as of March 6, 1995 (the "Original Loan Agreement"); and

WHEREAS, the Borrower has requested that the Banks increase the Revolving Loan Amount from $12,000,000 to $15,000,000 and extend the Expiration Date of the Loan to July 1, 1997; and

WHEREAS, the Borrower and the Banks desire to modify certain terms of the Original Loan Agreement; and

WHEREAS, this Restated Revolving Credit and Term Loan Agreement constitutes an amendment and restatement of the Original Loan Agreement; and

WHEREAS, the Borrower has requested and the Banks have agreed to make a revolving credit facility available to the Borrower, in an aggregate amount not exceeding $15,000,000 (the "Revolving Loan"); and

WHEREAS, Marquette has also made a term credit facility available to the Borrower, in an aggregate amount not exceeding $1,000,000 (the "Term Loan") (the Revolving Loan and the Term Loan are referred to herein collectively as the "Loans"); and

WHEREAS, the Banks have agreed severally to make the Revolving Loan as follows:

                           $6,000,000 to Marquette
                           $6,000,000 to LaSalle, and
                           $3,000,000 to Firstar; and

WHEREAS, the Banks and the Borrower desire to set forth their respective rights and obligations relating to the Loans in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set out respectively after each (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     A. Affiliate: any person or entity (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower or any of its subsidiaries, or (ii) five percent (5 %) or more of the equity interest of which is held beneficially or of record by the Borrower or any of its subsidiaries. Control for purposes of this definition means the possession, directly or indirectly, of the power to cause the direction of management and policies of a person or entity, whether through the ownership of voting securities or otherwise.

     B. After-tax Net Income: After-tax earnings from continuing operations, exclusive of special or extraordinary items.

     C. Borrowing Base Amount: (i) 80% of Eligible Receivables; (ii) minus Outstanding Indebtedness; all as reflected by and determined in accordance with the most recent Borrower's Certificate delivered by the Borrower to Agent pursuant to Section 7.A. hereof.

     D. Borrower's Certificate: The monthly certificate in the form attached hereto as Exhibit A to be delivered by the Borrower to the Agent, within thirty (30) days after the end of each calendar month.

     E. Borrower Documents: collectively, this Agreement, the Notes, the Security Agreement and the Financing Statements, and any and all other documents, instruments and agreements executed by the Borrower and delivered to the Banks in connection with the financing transactions contemplated hereby.

     F. Borrower Obligations: collectively, the payment and performance of the Revolving Notes, the Term Note and any and all other liabilities and indebtedness of the Borrower to the Banks.

     G. Collateral: the collateral as defined in the Security Agreement.

     H. Eligible Receivables: any and all "Accounts" (which, for purposes of this section, means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on any open account or deferred payment basis) that, as of the date of determination, are not Ineligible Receivables.

     I. Events of Default: as defined in Section 8 hereof.

     J. Expiration Date: the date that first occurs: (i) July 1, 1997, or (ii) the occurrence of an Event of Default.

     K. Financing Statements: UCC-I Financing Statements naming the Borrower as debtor and the Banks as secured parties and describing the Collateral as the property covered thereby.

     L. Indebtedness: collectively, (i) all items which, in accordance with generally accepted accounting principles, would be included in the liability side of a balance sheet on the date as of which Indebtedness is to be determined excluding capital stock, surplus capital and earned surplus, (ii) all indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned subject to such mortgage, pledge, security interest or lien whether or not the indebtedness secured thereby shall have been assumed, and (iii) all amounts representing the capitalization of rentals in accordance with generally accepted accounting principles.

     M. Ineligible Receivables:

          (a) except as specifically set forth in subsection (b) below, those Accounts which remain unpaid more than 90 days following the due date specified on the invoice;

          (b) any Accounts which remain unpaid more than 180 days past the invoice date;

          (c) those Accounts that are due and owing from any account debtor that has filed, or has filed against it, a petition under the United States Bankruptcy Code;

          (d) those Accounts that are due and owing from any account debtor who is a federal, state or local governmental agency or entity;

          (e) notes receivable;

          (f) except as specifically set forth in subsections (i) and (ii) below, which Accounts shall be deemed Eligible Receivables, those Accounts that are due and owing from an account debtor located outside of the United States of America:

               (i) those Accounts that are due and owing from account debtors that are located in Canada, other than the Province of Quebec; and

               (ii) those Accounts that are due and owing from account debtors that are located in any other foreign country if, and to the extent that, such Accounts are secured by a Letter of Credit or insurance, in form and substance and issued by a financial institution acceptable to the Banks;

          (g) except as specifically set forth in subsection (h) below, any and all Accounts of any account debtor of which 10% or more of the aggregate amount of Accounts payable by such account debtor remain unpaid more than 90 days following the due date;

          (h) any and all Accounts of Target, Wal-Mart, Service Merchandise, K-Mart, Sears, Canadian Tire and Kinney Shoes/Footlocker (collectively, such account debtors are referred to herein as the "Special Account Debtors") of which 50% or more of the aggregate amount of Accounts payable by such Special Account Debtor remain unpaid more than 90 days following the due date;

          (i) that portion of any Account which is subject to any right of offset, counterclaim or contra account; and

          (j) otherwise Eligible Receivables in an amount equal to the aggregate credit balance(s) of all customers, whether or not such credits have been outstanding for more than 90 days.

     N. Letters of Credit: collectively, any letters of credit issued by Marquette, LaSalle or Firstar for the account of the Borrower pursuant to
     Section 2.A. hereof.

     O. Net Worth: Shareholder's equity computed on the basis of generally accepted accounting principles specifically excluding officer, director, or shareholder loans and goodwill and specifically including the value of all license agreements as identified on the Borrower's financial statements.

     P. Notes: collectively, the Revolving Notes and the Term Notes.

     Q. Outstanding Indebtedness: the sum of (i) the aggregate outstanding loan balance under the Revolving Notes plus (ii) the face amount of any outstanding Letters of Credit.

     R. Permitted Interests: those liens and encumbrances listed on Exhibit B attached hereto.

     S. Premises: any real property either owned or leased by the Borrower in the State of Minnesota.

     T. Revolving Commitment of the Banks: the obligation of the Banks to make loans to the Borrower under Section 2.A. hereof and the Revolving Notes up to an aggregate principal amount at any one time outstanding equal to the Revolving Loan Amount but, on a several basis, not to exceed the following principal amounts:

                           Marquette        $6,000,000
                           LaSalle          $6,000,000
                           Firstar          $3,000,000

     U. Revolving Loan: the $15,000,000 revolving loan of even date herewith made severally by the Banks to the Borrower and evidenced by the Revolving Notes.

     V. Revolving Loan Amount: the lesser of (i) $15,000,000 and (ii) the Borrowing Base Amount.

     W. Revolving Notes: collectively, that certain promissory note of even date herewith in the original principal amount of $6,000,000 payable to Marquette (the "Marquette Note"), that certain promissory note of even date herewith in the original principal amount of $6,000,000 payable to LaSalle (the "LaSalle Note") and that certain promissory note of even date herewith in the original principal amount of $3,000,000 payable to Firstar (the "Firstar Note") each with a termination date of July 1, 1997.

     X. Security Agreement: the Security Agreement of even date herewith executed by the Borrower and delivered to the Agent, naming the Banks as secured parties and Marquette as agent for the Banks, and all exhibits and schedules attached thereto.

     Y. Term Loan: the term loans made by Marquette to the Borrower hereunder in an aggregate amount not to exceed the Term Loan Amount.

     Z. Term Loan Amount: up to $1,000,000

     AA. Term Notes: collectively or individually, as the context requires, any promissory note(s) executed by the Borrower in favor of Marquette evidencing any advance(s) made against the Term Loan pursuant to Section 2.B.

2.   LINES OF CREDIT.

     A. Revolving Loan. Subject to and upon the terms, covenants and conditions hereinafter set forth, the Banks hereby severally agree to make loans to the Borrower under this Section 2.A. from time to time until and including the Expiration Date (and thereafter until and including July 1 of each succeeding calendar year if no "Event of Default" has occurred and if this Agreement is extended in writing by the Banks and the Borrower for additional one year period(s) pursuant to Section 1 l. J. herein), at such time and in such amount as to each loan as the Borrower shall request, up to but not exceeding in aggregate principal amount at any one time outstanding the Revolving Loan Amount, nor exceeding on a several basis the Revolving Commitment of the Banks. In addition, at the request of Borrower, which request shall be made by the execution and delivery by Borrower to the Agent of Marquette's, LaSalle's or Firstar's standard form application for letters of credit duly completed to reflect the letter of credit being requested, the Banks will severally make advances pursuant to the Revolving Commitment of the Banks in the form of a letter of credit, the form and substance of which shall be determined by the Banks, but without limiting the generality of the foregoing, the Banks may require a draft thereunder to be accompanied by such documentation as the Banks may deem necessary. In no event shall the Banks be required to issue any such letter of credit with a term extending beyond the Expiration Date. Any and all letters of credit issued by the Banks shall be treated as an advance under the Revolving Loan. The obligation of Borrower to reimburse the Banks for any draft(s) submitted under and paid by the Banks pursuant to any such letter(s) of credit shall be evidenced by the Revolving Notes. In no event shall the Banks be required to issue any letter(s) of credit hereunder in an aggregate amount in excess of $2,000,000.00. Subject to the foregoing and upon the terms and conditions set forth herein, the Borrower may borrow, repay and re-borrow within the limit of the Revolving Loan Amount under this Section 2.A. from the date hereof to and including the Expiration Date.

     B. Term Loan. Subject to and upon the terms, covenants and conditions hereinafter set forth, Marquette may make loans to the Borrower in addition to the Revolving Loans, in Marquette's sole and absolute discretion pursuant to this Section 2.B. from time to time until and including the Expiration Date, at such time and in such amount as to each loan as the Borrower may request, up to but not exceeding in aggregate principal amount the Term Loan Amount.

3.   PROMISSORY NOTES.

     A. Revolving Notes. The obligation of the Borrower to repay any and all loans made and/or Letters of Credit issued, drawn upon and paid pursuant to
     Section 2.A. hereof shall be evidenced by the Revolving Notes. Reference is hereby made to the Revolving Notes for the terms thereof relating to maturity, repayment schedule, interest rate and other matters governing the repayment of the loans made hereunder. Notwithstanding any provision of the Revolving Notes, however, interest shall be payable at the rate provided for therein only on such portion of the loan proceeds as actually have been disbursed hereunder pursuant to Section 2.A. hereof and remain unpaid. The Banks' records shall be conclusive evidence (absent manifest error) as to whether the Borrower has authorized any advance made by the Banks hereunder pursuant to Section 2.A. hereof and as to the amount of advances which have been made hereunder and remain unpaid.

     B. Term Notes. The obligation of the Borrower to repay any and all loans pursuant to Section 2.B. hereof shall be evidenced by the Term Notes. At the time any loan is made by Marquette to the Borrower pursuant to Section 2.B. hereof, the Borrower shall execute a Term Note in the original principal amount equal to the amount of such loan and payable to Marquette, which Term Note shall be substantially in the form attached hereto as Exhibit C.

4. MANNER OF BORROWING. Each time the Borrower desires to obtain a loan advance pursuant to Section 2.A. or 2.B. hereof, any one of the following people shall request such loan on behalf of the Borrower either orally or in writing: (i) John Egart, Robert Lenius; or (ii) any person designated as the Borrower's agent by the Board of Directors of the Borrower in a writing delivered to the Agent. Except as otherwise instructed in writing by such officer, agent or person, the Banks may disburse loan proceeds by depositing such in the Borrower's account at Marquette. The Borrower shall be obligated to repay all advances notwithstanding the fact that the person requesting the same was not in fact authorized to do so.

5. COLLATERAL. As a condition precedent to the establishment of the Revolving Commitment of the Banks and the agreement of the Banks to make the Revolving Loan and of Marquette to make the Term Loan, the Borrower agrees as follows:

     A. Security Agreement. The Borrower shall have executed and delivered to the Agent the Security Agreement pursuant to which the Borrower shall have granted a valid and perfected first security interest (except as expressly otherwise provided therein) to the Banks in and to the Collateral to secure the payment and performance of the Notes and any and all other liabilities and indebtedness of the Borrower to the Banks.

     B. Financing Statements. The Borrower shall have executed and delivered to the Agent for filing with the Secretary of State of the State of Minnesota, and the appropriate county office or offices in Minnesota and each and every other state and county in which all or any part of the Collateral is located, UCC-1 Financing Statements (or equivalent documents) naming the Borrower as debtor and the Banks as secured parties (and Marquette as the agent of the Banks) and describing the Collateral as the property covered thereby, together with any and all other appropriate UCC-1 Financing Statements and other documents and instruments as the Banks may request in order to perfect the security interest granted to it in and to the Collateral pursuant to the Security Agreement.

6. REPRESENTATIONS. In order to induce the Banks to make advances hereunder, the Borrower hereby warrants and represents to the Banks as follows:

     A. Corporate Existence and Power. The Borrower is a corporation duly organized and validly existing in the State of Minnesota, and is fully qualified to do business and in good standing in the State of Minnesota, and in every other jurisdiction wherein the nature of its businesses or the character of its properties makes such qualification necessary, and has all requisite power and authority to carry on its businesses as now conducted and as presently proposed to be conducted.

     B. Corporate Authority. The Borrower has full power and authority to execute and deliver the Borrower Documents and to incur and perform its obligations hereunder and thereunder; the execution, delivery and performance by the Borrower of the Borrower Documents and any and all other documents and transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action, will not violate any provision of law or the Articles of Incorporation or Bylaws of the Borrower or result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or its property may be bound or affected; and the Borrower Documents have been executed and delivered to the Banks by the corporate officers of the Borrower who have been authorized by the Borrower's Board of Directors, and who are authorized by and specified in the Borrower's Bylaws, to execute and so deliver such agreements.

     C. Enforceability. The Borrower Documents each constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

     D. Financial Condition. The financial statements of the Borrower heretofore furnished to the Banks are complete and correct in all material respects and fairly present the financial condition of the Borrower at the dates of such statements and the results of its operations for the period ended on said date, and have been prepared m accordance with generally accepted accounting principles, consistently applied. Since the most recent set of financial statements delivered by the Borrower to the Banks, there have been no material adverse changes in the financial condition of the Borrower.

     E. Litigation. Except as disclosed on Exhibit D hereto, there is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business, properties or assets of the Borrower or which would question the validity of the Borrower Documents or any instrument, document or other agreement related hereto or required hereby, or impair the ability of the Borrower to perform its obligations under the foregoing agreements.

     F. Licenses and Infringement. Except as disclosed on Exhibit D hereto, the Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its respective business substantially as now conducted and as presently proposed to be conducted. There does not exist and there is no reason to anticipate that there may exist, any liability to the Borrower with respect to any claim of infringement regarding any franchise, patent, copyright, trademark or trade name possessed or used by the Borrower.

     G. Default. The Borrower is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its respective property is bound or affected.

     H. Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of the Borrower Documents, or any of the agreements or instruments herein mentioned to which the Borrower is a party or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof and the Banks have been provided with a copy of such consent, approval, order, authorization, registration, declaration, filing or notice, as the case may be.

     I. Taxes. The Borrower has filed all tax returns required to be filed and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof, and the Borrower has no any information or knowledge of any objections to or claims for additional taxes in respect of federal income or excess profits tax returns for prior years.

     J. Titles, etc. The Borrower has good title to all of its properties and assets, including, without limitation, the Collateral, free and clear of all mortgages, liens and encumbrances, except the Permitted Interests and those minor irregularities in title which do not interfere with the occupation, use and enjoyment by the Borrower of such properties and assets in the normal course of its businesses as presently conducted or materially impair the value thereof for such businesses ("Minor Irregularities"), and except such liens and encumbrances as may from time to time be consented to in writing by the Banks. Except for Permitted Interests, the security interest granted to the Banks by the Borrower pursuant to the Security Agreement constitutes a valid and perfected first lien in and to the Collateral.

     K. Pension Plans. The Borrower has not established or maintained, or made any contributions to, any employee benefit plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA or, if such a plan has been so established, maintained or contributed to, such plan did not have an "accumulated funding deficiency" (as that term is defined in Section 302 of ERISA) as of the date hereof, and, without limiting the generality of the foregoing, the Borrower has not incurred any material liability to the Pension Benefit Guaranty Corporation with respect to any such plan.

     L. Use of Loans. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any loan hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Each of the foregoing warranties and representations shall be deemed to be repeated and reaffirmed on and as of the date any loan is made hereunder by the Banks to the Borrower pursuant to Section 2 hereof.

7. COVENANTS OF THE BORROWER. On and after the date hereof and until the payment in full of the Notes and all of the other Borrower's Obligations, and the performance of all other obligations of the Borrower hereunder, and so long as any portion of the Revolving Commitment of the Banks or the Term Loan remains in full force and effect, the Borrower agrees that, unless the Banks shall otherwise consent in writing:

     A. Financial Statements, Other Information. The Borrower shall deliver to Marquette (and Marquette shall deliver copies to the Banks):

          (i) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower with the unqualified opinion of independent certified public accountants selected by the Borrower and reasonably acceptable to the Banks, which annual report shall include the balance sheet of the Borrower and the related statements of income, retained earnings and changes in financial position of the Borrower for the fiscal year then ended, all in reasonable detail and all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the annual financial statements referred to in Section 6.D., together with (i) a report signed by such accountants stating that in making the investigations necessary for such opinion they obtained no knowledge, except as specifically stated, of any Event of Default hereunder or of any event or circumstance which with notice or lapse of time or both would constitute such an Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in
          Section 7 hereof; (ii) any management letter(s) prepared by the Borrower's accountants; and (iii) a certificate of the chief financial officer of the Borrower in the form attached hereto as Exhibit A stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 6.D. and whether or not he has knowledge of the occurrence of any Event of Default hereunder or of any event not theretofore reported and remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto;

          (ii) as soon as available and in any event within thirty (30) days after the end of each calendar month, balance sheets of the Borrower as of the end of such month and related statements of income and retained earnings of the Borrower for such monthly period and for the year to date, in reasonable detail, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 6.D. and certified by the chief financial officer of the Borrower; subject, however, to year-end audit adjustments, and accompanied by a certificate of said officer stating
          (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 6.D., and (ii) whether or not he has knowledge of the occurrence of any Event of Default hereunder or of any event or circumstance which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Section 7 hereof;

          (iii) within thirty (30) days after the end of each calendar month, a monthly Borrower's Certificate;

          (iv) within fifty-five (55) days after the end of each calendar quarter, a copy of the quarterly 10-Q Statement filed by the Borrower with the Securities and Exchange Commission;

          (v) prior to each year end, a projection for the following fiscal year;

          (vi) as soon as available, and in any event within one hundred (100) days after the end of each fiscal year, a copy of the 10-K Statement filed by the Borrower with the Securities and Exchange Commission and any and all other filings made at any time by the Borrower with the Securities and Exchange Commission or any other state or federal agency;

          (vii) within thirty (30) days after the end of each calendar month, an aggregate listing of the accounts receivable of the Borrower as of the last day of the immediately preceding calendar month, categorized by the age of the accounts receivable using the categories 0-30 days past the due date; 31-60 days past the due date; 61-90 days past the due date; and more than 90 days past the due date, and accounts receivable over 120 days past the due date will be designated, which lists shall be certified by the controller of the Borrower; and

          (viii) such other information respecting the financial condition and results of operations of the Borrower as the Banks may from time to time reasonably request.

     B. Taxes and Claims. The Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income or profits, or upon any of its assets or properties, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon its respective property or assets; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor.

     C. Insurance. The Borrower shall maintain insurance coverage with responsible insurance companies licensed to do business in the State of Minnesota (or, in the case of any Collateral located in any other state, then in such state) in such amounts and against such risks as is reasonably requested by the Banks or as required by law, including, without limitation, property, hazard, fire, wind, hail, theft, collapse, comprehensive general public liability, product liability and business interruption insurance, and worker's compensation or similar insurance, in each case naming the Agent as loss payee and additional insured as agent for the Banks. The Borrower shall furnish to the Agent full information and written evidence as to the insurance maintained by the Borrower.

     D. Maintenance of Existence; Conduct of Business. The Borrower shall maintain, its corporate existence and preserve all of its rights, privileges and franchises necessary in the normal conduct of its business; conduct its business in an orderly, efficient and regular manner.

     E. Maintenance of Properties. The Borrower shall keep all of the assets and properties necessary in its respective business, including, without limitation, any tangible Collateral, in good working order and condition, ordinary wear and tear and the termination of service of obsolete or unnecessary equipment excepted.

     F. Compliance with Applicable Laws. The Borrower shall comply with the requirements of all applicable state and federal laws, and of all rules, regulations and orders of any governmental or other authority or agency, a breach of which would materially and adversely affect its respective business or credit , except where contested in good faith and by proper proceedings.

     G. Litigation. The Borrower shall promptly provide the Agent notice in writing of all litigation and of all proceedings by or before any court or governmental or regulatory agency affecting the Borrower, except litigation or proceedings which, if adversely determined, would not materially affect the financial condition or business of the Borrower.

     H. Liens. The Borrower will not create, incur, assume or suffer to exist any mortgage, lease, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature on any of its assets, now owned or hereafter acquired, securing any indebtedness or obligation to the Banks, except (1) the Permitted Interests, and Minor Irregularities and (2) any security interest granted herein or by any document related hereto to the Banks or consented to in writing by the Banks.

     I. Access to Books and Inspection. The Borrower shall at all times keep proper books of record and accounts for itself, and, upon request of Marquette, LaSalle, or Firstar, the Borrower shall provide any duly authorized representative of the Banks access during normal business hours to, and permit such representative to examine, make extracts or a reasonable number of copies from, any and all books, records and documents in the Borrower's possession or control relating to the Borrower's affairs, to conduct collateral audits from time to time and to inspect any of its facilities and properties; provided, however, that the Banks shall treat all such books and records as confidential and shall only be permitted to disclose the information contained therein to their respective legal counsel, independent public accountants, any other participating banks, or in connection with any action to collect the Notes or to enforce this Agreement with the documents related hereto, or as otherwise permitted or required by law.

     J. Collection of Accounts. Upon the request of the Agent or the Banks, at any time after the occurrence of an Event of Default, the Borrower shall notify its account debtors and other obligors to make payment directly to a post office box specified by and under the sole control of the Agent, and Marquette, for itself and as agent for LaSalle and Firstar, shall be entitled to take control of any proceeds thereof.

     K. Sale of Assets. The Borrower will not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions) to any other person or entity other than in the ordinary course of business.

     L. Consolidation and Merger. The Borrower will not consolidate with or merge into any person or entity, or permit any other person or entity to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person or entity, nor liquidate, dissolve, suspend business operations or sell all or substantially all of its assets.

     M. Benefit to Third Persons. Except for credit sales made in the ordinary course of business, the Borrower shall not lend money to or guaranty the payment or performance of any liabilities of any third person who is a shareholder, officer, employee or otherwise related to or closely associated with the Borrower.

     N. Equipment and Operating Leases. The Borrower shall not create, incur, assume, or suffer to exist any equipment or operating lease obligations other than lease obligations incurred in the ordinary course of business of the Borrower as such business is presently conducted.

     O. Capital Expenditures. The Borrower shall not pay or incur, or commit to pay or incur, any capital expenditures (including capitalized lease obligations) during any fiscal year of the Borrower which exceed $2,000,000 in the aggregate; provided, however, that financing of up to $5,500,000 for the Borrower's new headquarters facility shall be excluded from this equation.

     P. Loans, Guaranties and Investments. Except for the investments in and loans to the subsidiaries and affiliates described on Exhibit E hereto, the Borrower shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable (directly or indirectly, absolutely or contingently) in connection with the obligations of any other person, firm or corporation, nor shall the Borrower make or permit to exist any loans or advances by the Borrower to, or purchase or otherwise acquire all or any substantial portion of the assets of, or shares of stock or similar interest in or to any other person, corporation or entity.

     Q. Other Borrowings. Except as described on Exhibit E hereto, the Borrower shall not borrow or obtain any loan or advance from, or otherwise be or become indebted for money borrowed from, any person, firm, corporation (including, without limitation, the Banks), partnership, association or other entity, other than (i) current accounts payable incurred by the Borrower in the ordinary course of its business, provided that the same shall be paid when due in accordance with customary trade terms unless contested by appropriate proceedings; (ii) the endorsement to the Agent of checks payable to the order of the Borrower in the ordinary course of business and (iii) capital lease obligations permitted by Section 7.O. hereof; provided, however, that financing of up to $5,500,000 for the Borrower's new headquarters facility shall be excluded from this equation.

     R. Financial Covenants. The Borrower will maintain on a consolidated basis:

          (i) A ratio of Indebtedness to Net Worth no greater than 2.0:1.0 during the fiscal year ending February 28, 1996 and no greater than 1.5:1.0 at any time thereafter.

          (ii) From February 28, 1996, through February 27, 1997, the Borrower shall maintain a Net Worth of at least $22,000,000 at all times and from February 28, 1997, and at all times thereafter the Borrower shall maintain a Net Worth of at least $24,000,000.

          (iii) At the end of each of the calendar quarters ended May 31, August 31, November 30, of each year, an After-Tax Net Income of at least $1.00 and a cumulative After-Tax Net Income of at least $2,000,000 at fiscal years ending February 28, 1996 and February 28, 1997.

     S. Non-Business Assets. The Borrower shall not purchase, lease or otherwise acquire any right, title or interest in or to, any real or personal property not directly related to or necessary in connection with the present operations of the Borrower.

     T. Notification. The Borrower shall notify the Agent immediately of a change in location of any of the Collateral.

     U. Redemptions, Dividends. The Borrower shall not purchase or redeem or agree to purchase or redeem, any of its capital stock nor shall the Borrower pay or declare any dividends in any calendar year without the approval of the Banks (other than non-cash dividends) with respect to any of its capital stock.

     V. Access. The Borrower shall grant to the Banks' agents and any entity authorized by the Banks access to its property at any reasonable time in order to inspect the Collateral, the Borrower's property and business.

     W. Transfer of the Collateral. The Borrower shall not sell, dispose of, lease, mortgage, assign, sublet or transfer any of its right, title or interest in or to the Collateral (other than sales of Collateral consisting of inventory in the ordinary course of Borrower's business) without the prior written consent of the Banks.

     X. Pension Plans. The Borrower shall maintain any pension plan in compliance with all material requirements of ERISA, the Internal Revenue Code, and all other applicable laws, rules, regulations and rulings.

8. EVENTS OF DEFAULT AND REMEDIES. Any one or more of the following events and circumstances shall constitute an Event of Default:

     A. the Borrower shall fail to pay when due any amounts required to be paid by the Borrower under the Notes, the Borrower Documents or any other indebtedness of the Borrower to the Banks or any material indebtedness to any third party whether any such indebtedness is now existing or hereafter arises and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several; or

     B. the Borrower shall fail to observe or perform any covenant, condition or agreement to be observed or performed by it under any of the Borrower Documents or any other document related hereto for a period of thirty (30) days after written notice, specifying such default and requesting that it be remedied, given to the Borrower by any of the Banks, unless the Banks shall agree in writing to an extension of such time prior to its expiration, or for such longer period as may be reasonable necessary to remedy such default (other than defaults which can be cured by a money payment) provided that the Borrower is proceeding with reasonable diligence to remedy the same; or

     C. the Borrower shall be in default in the performance of any covenants or obligation under any other document or instrument heretofore or hereafter executed and delivered to the Banks by such party in connection with any other loan or credit transaction(s) and such default is not cured within the period, if any, allowed by such documents for the cure thereof; or

     D. the Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated to be bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due; or if an order for relief under any present or future federal bankruptcy act or similar state or federal law shall be entered against the Borrower; or if a petition or answer requesting or proposing the entry of such order for relief or the adjudication of the Borrower as a debtor or to be bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within ninety (90) days after the filing thereof; or if a receiver, trustee or liquidator of the Borrower or of all or substantially all of the assets of the Borrower; or the Collateral, or any part thereof, shall be appointed in any proceeding brought against the Borrower and shall not be discharged within ninety (90) days of such appointment; or if the Borrower shall consent to or acquiesce in such appointment; or if any property of the Borrower (including, without limitation, the estate or interest of the Borrower in the Collateral, or any part thereof) shall be levied upon or attached in any proceeding; or

     E. final judgment(s) for the payment of money in excess of $100,000 and not covered by insurance shall be rendered against the Borrower and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

     F. the Borrower shall be or become insolvent (whether in the equity or bankruptcy sense); or

     G. any representation or warranty made by the Borrower herein or in any document related hereto shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of the Borrower shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified; or

     H. the Borrower shall liquidate, wind up, merge, dissolve, terminate or suspend its respective business operations, or sell all or substantially all of its respective assets, without the prior written consent of the Banks; or

     I. the Borrower shall sell, dispose of, lease, mortgage, assign, sublet or transfer any of its right, title or interest in or to the Collateral (except as expressly provided herein or in the Security Agreement) without the prior written consent of the Banks; or

     J. the Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due or notice of any state or federal tax lien shall be filed or issued; or

     K. any property of the Borrower (including, without limitation, the Collateral), shall be garnished or attached in any proceeding and such garnishment or attachment shall remain undischarged for a period of thirty
     (30) days during which execution is not effectively stayed; or

     L. the outstanding and unpaid loans under Section 2.A. hereof shall exceed the Borrowing Base Amount and the Borrower shall fail within two (2) business days following receipt of written notice to the Borrower to pay such loans down to an amount not greater than the Borrowing Base Amount.

Upon the occurrence of an Event of Default and at any time thereafter, any one or more of the following remedial steps may be taken by the Agent, on behalf of the Banks, upon the direction of the Banks:

     a) by written notice to the Borrower, declare all or part of the principal balance of the Notes plus accrued interest thereon to be immediately due and payable, whereupon the same shall become immediately due and payable by the Borrower;

     b) take whatever action at law or in equity as may appear necessary or appropriate to collect the amounts then due and thereafter to become due under the Notes and/or the other Borrower Documents; and

     c) take whatever action in law or in equity as may appear necessary or appropriate to collect any other amounts then due and thereafter to become due under this Agreement and the documents related hereto and to enforce performance and observance of any obligation, agreement or covenant of the Borrower thereunder.

9. TERMINATION. Upon the occurrence of an Event of Default, the Revolving Commitment of the Banks shall terminate without further notice to the Borrower.

10. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by mail, postage prepaid, first class, certified or registered mail, return receipt requested, to the following address or such other address of which a party subsequently may give notice to all the other parties:

         IF TO MARQUETTE:

                  Marquette Capital Bank
                  4000 Dain Bosworth Plaza
                  P.O. Box 1000
                  60 South Sixth Street
                  Minneapolis, MN 55480-1000
                  Attention: Todd A. Nieland

         IF TO LASALLE:

                  LaSalle National Bank
                  135 South LaSalle Street
                  Chicago, IL 60603
                  Attention: Jay Goldner

         IF TO FIRSTAR:

                  Firstar Bank Milwaukee, N.A.
                  777 East Wisconsin Avenue
                  Milwaukee, Wisconsin 53202
                  Attention: Peter M. Kronberg

         IF TO THE BORROWER:

                  First Team Sports, Inc.
                  2274 Woodale Drive
                  Mounds View, Minnesota 55112-4900
                  Attention: Robert Lenius

11.  MISCELLANEOUS.

     A. Waivers, Amendments, etc. No amendment, modification or waiver that increases the Revolving Loan Amount or "Percentage of Aggregate Outstandings" of any Bank (as defined in that certain Intercreditor and Collateral Agency Agreement of even date herewith, entered into by and among the Banks), (ii) changes the definition of the Borrowing Base Amount or Eligible Receivables, (iii) reduces the Revolving Loan Amount, (iv) modifies the interest rate or postpones the date fixed for any payment of principal or interest due or to become due hereunder, under the Notes or under any related documents, (v) releases any material portion of the Collateral or any other security pledged by the Borrower, except as contemplated by this Agreement, the Security Agreement, or the other Borrower Documents, or (vi) amends, modifies or waives one or more of the financial covenants set forth in Section 7.R. or this Section 11.A., shall be effective unless such amendment, modification or waiver is in writing and consented to by all of the Banks. All other provisions of this Agreement, including the closing conditions set forth herein, and of each Borrower Document may from time to time be amended, modified or waived, only if such amendment, modification or waiver is consented to in a writing executed by at least two of the Banks. Notwithstanding anything to the contrary herein, no amendment, modification or waiver that increases, decreases or otherwise affects the Term Loan or the Term Loan Amount shall be effective unless such amendment, modification or waiver is in writing and consented to by Marquette. No failure or delay on the part of any Bank or the holder of any Note in exercising any power or right under this Agreement, the Security Agreement or any other Borrower Document executed pursuant hereto shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     B. Expenses. The Borrower shall reimburse the Banks for any and all costs and expenses, including, without limitation, reasonable attorneys' fees, paid or incurred by any of the Banks in connection with (i) the preparation of the Borrower Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, which amount shall be paid prior to the making of any advance hereunder; (ii) the negotiation of any amendments, modifications or extensions to or any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions; and (iii) enforcement by the Banks during the term hereof or thereafter of any of the rights or remedies of the Banks under any of the foregoing documents, instruments or agreements or under applicable law, whether or not suit is filed with respect thereto and whether or not such costs are paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

     C. Amendments, etc. The Borrower Documents may not be amended or modified, nor may any of their terms (including, without limitation, terms affecting the maturity of or rate of interest on the Revolving Notes) be modified or waived, except by written instruments signed by the Banks and the Borrower. Terms contained in the Borrower Documents affecting only the maturity of or rate of interest on the Term Notes may be modified or waived only by written instruments signed by Marquette and the Borrower.

     D. Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Banks and their respective successors and assigns; provided, however, that the Borrower may not transfer or assign its rights to borrow hereunder without the prior written consent of the Banks.

     E. Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of the Banks' rights of banker's lien, offset, or counterclaim, which right the Borrower hereby grants to the Banks.

     F. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     G. Accounting. Unless otherwise expressly provided herein, or unless the Banks otherwise consent in writing, all accounting terms used herein which are not expressly defined in this Agreement shall have the meanings respectively given to them in accordance with generally accepted accounting principles and all financial statements and reports furnished to the Agent hereunder shall be prepared, and all computations and determinations pursuant hereto shall be made, in accordance with generally accepted accounting principles and practices, applied on a basis not materially inconsistent with that applied in preparing the respective financial statements referred to in Sections 6.D. and 7.A.(i) hereof.

     H. Governing Law. The Borrower Documents and all other agreements related hereto, shall be construed in accordance with and governed by the laws of the State of Minnesota.

     I. Headings. The descriptive headings for the several sections of this Agreement are inserted for convenience only and shall not define or limit any of the terms or provisions hereof.

     J. Term. Unless sooner terminated by any party pursuant to the provisions hereof, the original term of this Agreement shall commence as of the date hereof and continue thereafter until the Notes, and all other Borrower's Obligations have been paid in full and the Revolving Commitment of the Banks has expired pursuant to Section 2 hereof, which term may be extended by written agreement of the parties hereto. Notwithstanding anything to the contrary contained herein, the Banks shall not be obligated to extend the term hereof pursuant to this subsection under any circumstances or conditions whatsoever, and the Borrower hereby acknowledges that the Banks have not agreed, warranted or represented in any manner whatsoever that they would extend the Revolving Commitment of the Banks. The Borrower shall be entitled to terminate the Revolving Commitment of the Banks at any time the then outstanding and unpaid balance of the Revolving Notes is zero by giving written notice of said termination to the Banks. The Borrower may terminate this Agreement by written notice to the Banks at any time the then unpaid principal balances of the Notes, and any other Borrower's Obligations are zero and the Revolving Commitment of the Banks has either expired or been terminated by either the Banks or the Borrower pursuant to the provisions hereof.

     K. Agent. Borrower hereby acknowledges that, the Banks have appointed Marquette as Agent to exercise certain rights, remedies and obligations of the Banks hereunder. The Borrower may rely upon the designations, appointment and authorization conferred upon the Agent and agrees to deliver and submit all reports and to make all payments required hereunder or under any of the Borrower Documents in the manner designated by the Agent, for the benefit of the Banks. The obligations of the Banks hereunder are several, and no Bank shall be responsible for the obligations of any other Bank hereunder, nor will the failure of any other Bank to perform any of its obligations hereunder relieve the Agent or any other Bank from the performance of its obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                               MARQUETTE CAPITAL BANK,
                                  individually and as Agent

                               By:      /s/ Todd A. Nieland
                                        Its:     Vice President

                               LASALLE NATIONAL BANK

                               By:      /s/ Jay Goldner
                                        Its:     Vice President

                               FIRSTAR BANK MILWAUKEE, N.A.

                               By:      /s/ Peter M. Kronberg
                                        Its:     Vice President

                               FIRST TEAM SPORTS, INC.

                               By:      Robert Lenius Jr.
                                        Its:     VP/CFO

                                    EXHIBIT A

                             BORROWER'S CERTIFICATE

                          [TO BE PROVIDED BY MARQUETTE]

                                    EXHIBIT B

                               PERMITTED INTERESTS

                                      None

                                    EXHIBIT C

                                    TERM NOTE


$__________________                                    Minneapolis, Minnesota
                                                       ______________, 19____

1. FOR VALUE RECEIVED, FIRST TEAM SPORTS, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay to the order of MARQUETTE CAPITAL BANK, a Minnesota banking association ("Bank"), at its banking house located in Minneapolis, Minnesota, the principal sum of ______________________________ AND 00/100 DOLLARS ($____________), in lawful money of the United States and immediately available funds, together with interest on the unpaid balance accruing as of the date hereof at a rate at all times equal to [either (i) one-fourth percent (1/4%) per annum in excess of the "Prime Rate of Interest" (as that term is defined below) as the same may change from time to time and be adjusted in the manner and at the times hereinafter provided for (the "Variable Rate Option"), or (ii) four percent (4%) in excess of the Bank's cost of funds (the "Fixed Rate Option"), such rate to be chosen by the Borrower upon execution of this Note.]

2. Principal and accrued interest on this Note shall be due and payable in thirty-five (35) equal monthly installments of $________________ each commencing on _____________ 1, 19___, and continuing on the first (lst) day of each calendar month thereafter until and including _______________ 1, 199__, and in one (1) final installment on _____________, 19___ ("Maturity Date") equal to $_______________.

3. [The term "Prime Rate of Interest" shall mean the prime rate of interest (or equivalent successor rate) set and announced from time to time by the Bank as a basis for determining the rate of interest on commercial borrowing, whether or not the Bank makes loans to other customers at, above or below said Prime Rate of Interest.]

4. [If the Borrower chooses the Variable Rate Option, the rate of interest due hereunder shall initially be determined as of the date hereof and shall thereafter be adjusted, as and when, and on the same day that, the Prime Rate of Interest changes (each such day hereinafter being referred to as an "Adjustment Date"). All such adjustments to said rate shall be made and become effective as of the Adjustment Date and said rate as adjusted shall remain in effect until and including the day immediately preceding the next Adjustment Date. Under both the Variable Rate Option and the Fixed Rate Option, interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days but charged for actual days principal is unpaid.]

5. All payments and prepayments shall be applied first to costs of collection, if any, second to any late charges, third to accrued interest and the remainder thereof to installments of principal in the inverse order of maturity.

6. This Note is issued pursuant to the revolving credit and term loan agreement ("Credit Agreement") of even date herewith by and between the Borrower and the Bank, and is entitled to all of the benefits provided for in said agreement.

7. This Note may be prepaid at any time, at the option of the Borrower, either in whole or in part, without premium or penalty. All payments made by the Borrower hereunder using proceeds derived from any insurance policy covering any property securing this Note or from any condemnation award with respect thereto or from the sale of any collateral securing this Note (whether or not with the consent of the Bank) shall, unless otherwise agreed in writing, be deemed a prepayment for purposes of this Note.

8. If any installment of principal or interest due hereunder is not paid within twenty (20) days of the due date thereof, the Borrower shall pay to the Bank a late charge equal to two and one-half percent (2.5%) of the amount of such installment.

9. Upon the occurrence of an Event of Default, and at any time thereafter, the Bank shall have the right to set off any and all amounts due hereunder by the Borrower to the Bank against any indebtedness or obligation of the Bank to the Borrower.

10. The Borrower promises to pay all costs of collection of this Note, including but not limited to reasonable attorneys' fees, paid or incurred by the Bank on account of such collection, whether or not suit is filed with respect thereto and whether or not such cost or expense is paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

11. As used herein, the term "Event of Default" shall mean and include any one or more of the events listed in Section 8 of the Credit Agreement.

12. Upon the occurrence of an Event of Default, and at any time thereafter, the unpaid principal balance hereof plus accrued interest hereon plus all other amounts due hereunder shall, at the option of the Bank, be immediately due and payable, without notice or demand.

13. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

14. This Note shall be governed by and construed in accordance with the internal laws of the State of Minnesota.


                                        FIRST TEAM SPORTS, INC.


                                        By:
                                        Its:

                                    EXHIBIT D

                                   LITIGATION

                                    EXHIBIT E

                LOANS; GUARANTEES; INVESTMENTS; OTHER BORROWINGS

                        FIRST AMENDMENT OF LOAN DOCUMENTS

This Agreement, made as of the 1st day of November 1995, by and between FIRST TEAM SPORTS, INC., a Minnesota corporation (the "Borrower") and MARQUETTE CAPITAL BANK, a Minnesota banking association ("Marquette") and, in its capacity as agent for the "Banks" (hereinafter defined) (the "Agent"), LASALLE NATIONAL BANK, a national banking association ("LaSalle") and FIRSTAR BANK MILWAUKEE, N.A., a national banking association ("Firstar") (Marquette, LaSalle and Firstar are sometimes referred to herein collectively as the "Banks").

                              W I T N E S S E T H:

WHEREAS, the Banks and the Borrower previously entered into that certain restated revolving credit and term loan agreement dated as of June 30, 1995, and as heretofore and hereinafter amended (the "Credit Agreement"); and

WHEREAS, the Banks previously made loans to the Borrower evidenced by the "Revolving Notes" and Marquette has previously extended a term loan to the Borrower evidenced by the "Term Notes" referred to and defined in the Credit Agreement, each executed by the Borrower and payable to the order of the Banks or Marquette, respectively (collectively, the "Notes"); and

WHEREAS, the Borrower has requested and the Banks have agreed to increase the maximum amount of capital expenditures for the fiscal year ending February 28, 1996; and

WHEREAS, the Borrower has requested and the Banks have agreed to waive certain of the Borrower's reporting requirements; and

WHEREAS, the Banks have agreed to such amendments to the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Banks do each hereby agree to amend the Credit Agreement as follows:

1. Provided no Event of Default has occurred under the Credit Agreement or any of the other Borrower Documents, the Borrower shall not be required to deliver to Marquette the financial information required under Sections 7.A.(iii) and 7.A.(vii) of the Credit Agreement.

2. Section 7.O. of the Credit Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

         O. Capital Expenditures. The Borrower shall not pay or incur, or commit to pay or incur, any capital expenditures (including capitalized lease obligations) for the fiscal year ending February 28, 1996 which exceed $3,000,000 in the aggregate; provided, however, that financing of up to $5,500,000 for the Borrower's new headquarters facility shall be excluded from this equation. For fiscal year ending February 28, 1997 and each fiscal year thereafter, the Borrower shall not pay or incur, or commit to pay or incur, any capital expenditures (including capitalized lease obligations) which exceed $2,000,000 in the aggregate.

3. The Borrower hereby restates and reaffirms as of the date hereof all of the representations, warranties and covenants contained in the Notes, the Credit Agreement, and any and all other documents related thereto, as if said representations, warranties, and covenants were fully set forth herein.

4. The Borrower further agrees that, except as expressly amended herein, the Credit Agreement, Notes, the Borrower Documents (as that term is defined in the Credit Agreement) and all related documents remain in full force and effect as of the date hereof in accordance with their original terms, are not subject to any existing defenses, counterclaims or rights to setoff and fully secure the Notes.

5. The Borrower hereby agrees to execute such other and further agreements, documents and instruments as are deemed necessary or advisable by the Banks in order to effectuate the purposes of the foregoing.

IN WITNESS WHEREOF, the Borrower and the Banks have executed and delivered this Amendment as of the day and year first above written.


MARQUETTE CAPITAL BANK,                     FIRSTAR BANK MILWAUKEE, N.A.
   individually and as Agent

By:      /s/ Todd A. Nieland                By:      /s/ Peter M. Kronberg

         Its      Vice President               Its:     Vice President


LASALLE NATIONAL BANK                       FIRST TEAM SPORTS, INC.


By:      /s/ Jay Goldner                    By:      /s/ Robert Lenius, Jr.

         Its      Vice President               Its:     Vice President/CFO

                       SECOND AMENDMENT OF LOAN DOCUMENTS


This Agreement, made as of the 1st day of August 1996, by and between FIRST TEAM SPORTS, INC., a Minnesota corporation (the "Borrower") and MARQUETTE CAPITAL BANK, a Minnesota banking association ("Marquette") and, in its capacity as agent for the "Banks" (hereinafter defined) (the "Agent"), LASALLE NATIONAL BANK, a national banking association ("LaSalle") and FIRSTAR BANK MILWAUKEE, N.A., a national banking association ("Firstar") (Marquette, LaSalle and Firstar are sometimes referred to herein collectively as the "Banks").

                              W I T N E S S E T H:

WHEREAS, the Banks and the Borrower previously entered into that certain restated revolving credit and term loan agreement dated as of June 30, 1995, and as heretofore and hereinafter amended (the "Credit Agreement"); and

WHEREAS, the Banks previously made loans to the Borrower evidenced by the "Revolving Notes" and Marquette has previously extended a term loan to the Borrower evidenced by the "Term Notes" referred to and defined in the Credit Agreement, each executed by the Borrower and payable to the order of the Banks or Marquette, respectively (collectively, the "Notes"); and

WHEREAS, the Borrower has requested and the Banks have agreed to certain modifications of the Credit Agreement and Notes on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Banks do each hereby agree to amend the Credit Agreement as follows:

 1. The interest rate payable by the Borrower under the Notes is hereby reduced from "one-fourth percent (.25%) in excess of the Prime Rate of Interest" to "fifty-five one hundredths percent (55/100%) less than the Prime Rate of Interest." Each of the Notes is hereby amended to reflect the foregoing interest rate reduction.

 2. The Borrower hereby restates and reaffirms as of the date hereof all of the representations, warranties and covenants contained in the Notes, the Credit Agreement, and any and all other documents related thereto, as if said representations, warranties, and covenants were fully set forth herein.

 3. The Borrower further agrees that, except as expressly amended herein, the Credit Agreement, Notes, the Borrower Documents (as that term is defined in the Credit Agreement) and all related documents remain in full force and effect as of the date hereof in accordance with their original terms, are not subject to any existing defenses, counterclaims or rights to setoff and fully secure the Notes.

 4. The Borrower hereby agrees to execute such other and further agreements, documents and instruments as are deemed necessary or advisable by the Banks in order to effectuate the purposes of the foregoing.

IN WITNESS WHEREOF, the Borrower and the Banks have executed and delivered this Amendment as of the day and year first above written.


MARQUETTE CAPITAL BANK,                     FIRSTAR BANK MILWAUKEE, N.A.
   individually and as Agent

By:      /s/ Todd A .Nieland                By:      /s/Hunt Gildner

         Its      Vice President                     Its:     Vice President


LASALLE NATIONAL BANK                       FIRST TEAM SPORTS, INC.


By:      /s/ C. Brant Ahrens                By:      /s/ Robert Lenius Jr.

         Its      Loan Officer                       Its:     VP/CFO

                       THIRD AMENDMENT OF LOAN DOCUMENTS


This Agreement, made as of the 28th day of May, 1997, by and between FIRST TEAM SPORTS, INC., a Minnesota corporation (the "Borrower") and MARQUETTE CAPITAL BANK, a Minnesota banking association ("Marquette") and, in its capacity as agent for the "Banks" (hereinafter defined) (the "Agent"), LASALLE NATIONAL BANK, a national banking association ("LaSalle") and FIRSTAR BANK MILWAUKEE, N.A., a national banking association ("Firstar") (Marquette, LaSalle and Firstar are sometimes referred to herein collectively as the "Banks").

                              W I T N E S S E T H:

WHEREAS, the Banks and the Borrower previously entered into that certain restated revolving credit and term loan agreement dated as of June 30, 1995, and as heretofore and hereinafter amended (the "Credit Agreement"); and

WHEREAS, the Banks previously made loans to the Borrower evidenced by the "Revolving Notes," and Marquette has previously extended term loans to the Borrower, and will in the future extend additional term loans to the Borrower, as evidenced by the "Term Notes" referred to and defined in the Credit Agreement, each executed by the Borrower and payable to the order of the Banks or Marquette, respectively (collectively the "Notes"); and

WHEREAS, the Borrower has requested and the Banks have agreed to certain modifications of the Credit Agreement and Notes on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Banks do each hereby agree to amend the Credit Agreement as follows:

1. Section I.J. of the Credit Agreement is hereby deleted in its entirety and the following shall be substituted therefore:

     J. Expiration Date: the date that first occurs: (i) July 1, 1999, or (ii) the occurrence of an Event of Default.

2. Section 7.O. of the Credit Agreement is hereby deleted in its entirety and the following shall be substituted therefore:

     O. Capital Expenditures. The Borrower shall not pay or incur, or commit to pay or incur, any capital expenditures (including capitalized lease obligations) during any fiscal year of the Borrower which exceed $2,000,000 in the aggregate.

3. Section 7.R. of the Credit Agreement is hereby deleted in its entirety and the following shall be substituted therefore:

     R. Financial Covenants. The Borrower will maintain on a consolidated basis:

          (i) A ratio of Indebtedness to Net Worth no greater than 1.5:1.0 on February 28, 1996 and at all times thereafter.

          (ii) From February 27, 1997, through February 27, 1998, the Borrower shall at all times maintain a Net Worth of at least $31,000,000, and from February 28, 1998 and at all times thereafter the Borrower shall maintain a Net Worth of at least $33,000,000.

          (iii) A cumulative After-Tax Net Income of at least $2,000,000 for the fiscal years ending February 28, 1998 and February 28, 1999.

4. The Firstar Bank Milwaukee, N.A. address referred to in Section 10 of the Credit Agreement is hereby deleted in its entirety and the following shall be substituted therefore:

          IF TO FIRSTAR:

            Firstar Bank Milwaukee, N.A.
            101 East Fifth Street, 9th Floor
            St. Paul, Minnesota 55101
            Attention:  Hunt W. Gildner

5. Exhibit A to the Credit Agreement is hereby deleted in its entirety and the new "Borrower's Certificate" attached hereto as Schedule I shall be substituted therefor.

6. The Banks and the Borrower hereby acknowledge and agree that Marquette is making a new $1,000,000 term loan to the Borrower under Section 2.B. of the Credit Agreement, as evidenced by that certain $1,000,000 term note of even date herewith, executed by the Borrower and payable to the order of Marquette (the "1997 Term Note"). Accordingly, the Credit Agreement and all related documents are hereby amended to reflect that the new $1,000,000 term loan evidenced by the 1997 Term Note shall constitute a "Term Loan" under the Credit Agreement and the terms "Term Loan," "Term Loan Amount" and "Term Notes" contained in the Credit Agreement shall include and incorporate such loan and the 1997 Term Note.

7. The Banks hereby agree that, except as expressly amended herein, the Credit Agreement remains in full force and effect as of the date hereof and in accordance with its original terms.

8. The Borrower hereby acknowledges and agrees that it will pay up to $1,000 of the Bank's legal expenses incurred in connection with the negotiation, preparation, delivery and execution of this Amendment and the documents related hereto.

9. The Borrower hereby restates and reaffirms as of the date hereof all of the representations, warranties and covenants contained in the Notes, the Credit Agreement, and any and all other documents related thereto, as if said representations, warranties, and covenants were fully set forth herein.

10. The Borrower further agrees that, except as expressly amended herein, the Credit Agreement, Notes, the Borrower Documents (as that term is defined in the Credit Agreement) and all related documents remain in full force and effect as of the date hereof in accordance with their original terms, are not subject to any existing defenses, counterclaims or rights to setoff and flay secure the Notes.

11. The Borrower hereby agrees to execute such other and further agreements, documents and instruments as are deemed necessary or advisable by the Banks in order to effectuate the purposes of the foregoing.

IN WITNESS WHEREOF, the Borrower and the Banks have executed and delivered this Amendment as of the day and year first above written.


MARQUETTE CAPITAL BANK,                    FIRSTAR BANK MILWAUKEE, N.A.
  individually and as Agent

By:       /s/ Todd A. Nieland              By:     /s/ Hunt Gildner
         Its:     Vice President                   Its      Vice President


LASALLE NATIONAL BANK                       FIRST TEAM SPORTS, INC.


By:      /s/ Jay Goldner                    By:    /s/ Robert Lenius Jr.
         Its      Vice President                   Its      VP/CFO